Exhibit 10.56

STANDBY PURCHASE AGREEMENT

This Standby Purchase Agreement entered into this 12th day of May 2011 is between eDiets.com, Inc., a Delaware corporation (the “Company”), and Aria Master Fund Ltd. (the “Standby Purchaser”).

RECITALS

(A)	The Company has pursuant to the Rights Offering Registration Statement (as defined herein), commenced an offering to holders of its common stock (the “Common Stock”) of record as of the close of business on April 18, 2011 (the “Record Date”), of non-transferable rights (the “Rights”) to subscribe for and purchase additional shares of Common Stock (the “New Shares”) at a subscription price of $0.4125 per share for an aggregate offering amount of up to $3,793,589.66 (the “Subscription Price” and, such offering, the “Rights Offering”); and

(B)	Pursuant to the Rights Offering, the Company has distributed to each of its stockholders of record, at no charge, one Right for each share of Common Stock held by them as of the Record Date, and each Right will entitle the holder to purchase, for each share of Common Stock owned as of the Record Date, 0.15 New Shares at the Subscription Price (the “Basic Subscription Privilege”); and

(C)	Each holder of Rights who exercises in full its Basic Subscription Privilege will be entitled to subscribe for additional shares of Common Stock of the Unsubscribed Shares (as defined herein), subject to availability and allocation, at the Subscription Price, to the extent that other holders of Rights do not exercise all of their respective Basic Subscription Privileges (the “Over-Subscription Privilege”); and

(D)	In order to facilitate the Rights Offering, the Company has requested the Standby Purchaser to agree, and the Standby Purchaser is willing to agree that, to the extent any New Shares are not purchased by the Company’s stockholders pursuant to the exercise of Rights, the Standby Purchaser shall purchase such unsubscribed New Shares up to the aggregate amount provided for in Section 2 of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereby agree as follows:

1	Certain Other Definitions. The following terms used herein shall have the meaning set forth below:

1.1	“Affiliate” shall mean an affiliate (as defined in Rule 12b-2 under the Exchange Act) of the Standby Purchaser; provided that the Standby Purchaser or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights with respect to such affiliate.

1.2	“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are generally closed in the State of New York.

1.3	“Closing” shall mean the closing of the purchases described in Section 2 hereof, which shall be held at 10:00 a.m. on the Closing Date at the offices of Holland & Knight LLP, or such other time and place as may be agreed to by the parties hereto.

1.4	“Closing Date” shall mean the date that is three (3) Business Days after the Rights Offering Expiration Date, or such other date as may be agreed to by the parties hereto.

1.5	“Commission” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.

1.6	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

1.7	“Material Adverse Effect” shall mean a material adverse effect on the financial condition, or on the earnings, financial position, operations, assets, results of operations or business of the Company, taken as a whole; provided that the meaning shall exclude any changes from general economic, financial services industry, market or competitive conditions or changes in laws, rules or regulations generally affecting Persons in the Company’s industry.

1.8	“Person” shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, limited liability corporation, joint venture, trust, governmental entity, unincorporated organization or other legal entity.

1.9	“Prospectus” shall mean a prospectus, as defined in Section 2(10) of the Securities Act, which meets the requirements of Section 10 of the Securities Act and is current with respect to the Securities covered thereby.

1.10	“Rights Offering Expiration Date” shall mean May 13, 2011, provided that the Company shall have the option to extend the Rights Offering for any reason.

1.11	“Rights Offering Prospectus” shall mean the final Prospectus, including any prospectus supplement relating to the Rights and the underlying shares of Common Stock that is filed with the Commission and deemed by virtue of Rule 430C of the Securities Act to be part of the Rights Offering Registration Statement, each as amended, and any issuer free writing prospectus as defined in Rule 433 of the Act, for use in connection with the issuance of the Rights, together with the documents incorporated by reference therein pursuant to Item 12 of Form S-1.

1.12	“Rights Offering Registration Statement” shall mean the Company’s Registration Statement on Form S-1 (Commission File No. 333-173315), as amended, filed with the Commission, together with all exhibits thereto and any prospectus supplement relating to the Rights and the underlying shares of Common Stock that is filed with the Commission and deemed by virtue of Rule 430C of the Securities Act to be part of such registration statement, each as amended, pursuant to which the Rights and underlying shares of Common Stock have been registered pursuant to the Securities Act.

1.13	“Securities” shall mean those of the New Shares and Unsubscribed Shares that are purchased by the Standby Purchaser pursuant to Section 2 hereof.

1.14	“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

2	Standby Purchase Commitment.

2.1	If and to the extent New Shares are not purchased by the Company’s other stockholders (the “Unsubscribed Shares”) pursuant to the exercise of Rights (including the Basic Subscription

Privilege and the Over-Subscription Privilege) under the Rights Offering, the Standby Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Standby Purchaser, at the Subscription Price, all such Unsubscribed Shares, up to an aggregate limit of 1,000,000 Unsubscribed Shares for an aggregate Subscription Price of $412,500.00, and the Standby Purchaser shall have been deemed to exercise Rights to purchase such Unsubscribed Shares immediately prior to the expiration of the Rights Offering; provided, that the Standby Purchaser and the Company hereby acknowledge and agree that the Company contemplates entering into one or more other Standby Purchase Agreements with certain other parties; provided, further, if the number of Unsubscribed Shares is less than the aggregate number of Unsubscribed Shares agreed to be purchased by all Standby Purchasers, the Unsubscribed Shares available for issuance to Standby Purchasers shall be allocated as nearly as possible on a pro rata basis among all Standby Purchasers based upon the maximum number of Unsubscribed Shares agreed to be purchased by each such Standby Purchaser, after giving effect to the limitations set forth herein.

2.2	Payment of the Subscription Price for the Securities shall be made to the Company by Standby Purchaser, on the Closing Date, against delivery of the Securities to Standby Purchaser, in United States dollars by means of federal funds checks or a wire transfer to an account designated by the Company.

3	Representations and Warranties of the Company. The Company represents and warrants to Standby Purchaser as follows:

3.1	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

3.2	This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3	The Rights Offering Registration Statement has been filed with, and declared effective by, the Commission. On the effective date, the Rights Offering Registration Statement complied in all material respects with the requirements of the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. On the Closing Date, the Rights Offering Registration Statement and the Rights Offering Prospectus, including the information incorporated by reference therein, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Rights Offering Registration Statement or the Rights Offering Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Standby Purchaser for use in the Rights Offering Registration Statement or in the Rights Offering Prospectus.

3.4	All of the Securities and New Shares will have been duly authorized for issuance prior to the Closing, and, when issued and distributed as set forth in the Rights Offering Prospectus, will be validly issued, fully paid and non-assessable; and none of the Securities or New Shares will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s articles of incorporation, as amended, the Company’s bylaws, as amended and restated, or any material agreement or instrument to which the Company is a party or by which it is bound.

3.5	The documents incorporated by reference into the Rights Offering Prospectus pursuant to Item 12 of Form S-1 under the Securities Act, at the time they were filed with the Commission (or, if amendments to such documents were filed, when such amendments were filed) complied in all material respects with the applicable provisions of the Exchange Act.

3.6	Since March 31, 2010, the Company has filed with the Commission all forms, reports, schedules, statements and other documents required to be filed by it through the date hereof under the Exchange Act (all such documents, as supplemented and amended since the time of filing, collectively, the “Company SEC Documents”). The Company SEC Documents, including without limitation all financial statements and schedules included in the Company SEC Documents, at the time filed (and, in the case of proxy statements, on the dates of mailing, and in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act . The audited consolidated financial statements of Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, and present fairly in all material respects, the consolidated financial position of the Company as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

3.7	Since March 31, 2011, there have not been any events, changes, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect, except as disclosed in writing by the Company to the other parties hereto or as disclosed in the Rights Offering Prospectus.

4	Representations and Warranties of the Standby Purchaser. The Standby Purchaser represents and warrants to the Company, as follows:

4.1	The Standby Purchaser is acquiring its Securities for its own account.

4.2	The Standby Purchaser is familiar with the business in which it is engaged, and based upon its knowledge and experience in financial and business matters, it is familiar with the investments of the type that it is undertaking to purchase; it is fully aware of the problems and risks involved in making an investment of this type; and it is capable of evaluating the merits and risks of this investment. The Standby Purchaser acknowledges that, prior to executing this Agreement, it has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company.

4.3	The Standby Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to perform its obligations under this Agreement.

4.4	This Agreement has been duly and validly authorized, executed and delivered by the Standby Purchaser and constitutes a binding obligation of the Standby Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.5	The Standby Purchaser is not insolvent and has sufficient cash funds on hand to purchase the Securities on the terms and conditions contained in this Agreement and will have such funds on the Closing Date.

4.6	The Standby Purchaser is not an “affiliate” (within the meaning of Rule 405 of the Securities Act) of any other Person, is not acting in concert and is not members of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) and has no current intention to act in the future in a manner that would make it a member of such a group. The Standby Purchaser has not entered into any contracts, arrangements, understanding or relationships (legal or otherwise) with any Persons or Person with respect to any securities of the Company, including but not limited to transfer or voting of any of the securities, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies; and the Standby Purchaser does not own any securities of the Company which are pledged or otherwise subject to a contingency the occurrence of which would give another Person voting power or investment power over such securities.

4.7	The Standby Purchaser has received or has had full access to all the information it considers necessary or appropriate for deciding whether to purchase the Securities and has had an opportunity to ask questions and receive answers regarding the terms and conditions of the Securities. The Standby Purchaser has consulted with Standby Purchaser’s attorney, financial advisor or tax advisor regarding aspects of the transaction it deems necessary, including the risks thereof.

5	Deliveries at Closing. At the Closing, the Company shall deliver the Securities to the Standby Purchaser and the Standby Purchaser shall deliver the Subscription Price therefor to the Company.

6	Conditions to Closing.

6.1	The obligations of the Standby Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

6.1.1	The representations and warranties of the Company in Section 3 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date);

6.1.2	Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any Material Adverse Effect that is continuing; and

6.1.3	As of the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or NASDAQ or trading in securities generally on The NASDAQ Capital Market shall not have been suspended or limited or minimum prices shall not have been established on either exchange (a “Market Adverse Effect”).

6.2	The obligations of the Company to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the condition that the representations and warranties of the Standby Purchaser in Section 4 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date).

6.3	The obligations of the Company and the Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Rights Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:

6.3.1	No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Rights Offering or the material transactions contemplated by this Agreement;

6.3.2	No stop order suspending the effectiveness of the Rights Offering Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or otherwise shall have been complied with; and

6.3.3	The New Shares and the Securities shall have been authorized for listing on The NASDAQ Capital Market.

7	Termination.

7.1	This Agreement may be terminated at any time prior to the Closing Date:

7.1.1	By the Standby Purchaser by written notice to the Company if there is an uncured Material Adverse Effect or an uncured Market Adverse Effect; or

7.1.2	By either party by written notice to the other party if (i) there is a material breach of this Agreement by the other party that is not cured within three (3) days after the non-breaching party has delivered written notice to the breaching party of such breach or (ii) any required federal or state approvals for the transactions contemplated hereby is not obtained on conditions reasonably satisfactory despite the Company’s or the Standby Purchaser’s reasonable best efforts to obtain such approval.

7.2	Any termination of this Agreement or the termination of the Rights Offering for any reason by the Company (other than, in either case, termination in the event of a breach of this Agreement) shall be without liability to the Company or the Standby Purchaser.

8	Survival. The representations and warranties of the Company and each of the Standby Purchasers contained in this Agreement or in any certificate delivered hereunder shall not survive the Closing hereunder.

9	Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered by electronic mail, telecopy or in person, (b) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows, or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section:

9.1	If to the Standby Purchaser: Aria Partners GP, LLC, 800 Boylston Street, Suite 3310, Boston MA 02199, Attn: Ed Latessa, Tel: (617) 267 0700, email: elatessa@ariapartners.com.

9.2	If to the Company: eDiets.com, Inc., 1000 Corporate Drive, Suite 600, Fort Lauderdale FL 33334, Attn: Thomas Hoyer, Chief Financial Officer, Tel: (954) 703 6374, email: thoyer@ediets.com.

10	Binding Effect. This Agreement will be binding upon, and will inure solely to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted, and no other Person shall acquire or have any right under or by virtue of this Agreement. The Standby Purchaser may not assign any of its rights or obligations hereunder to any other Person or entity without the prior written consent of the Company.

11	Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein, with respect to the standby purchase commitments with respect to the Securities and the New Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

12	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

13	Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

14	Extension or Modification of Rights Offering. The Company may (a) waive irregularities in the manner of exercise of the Rights, and (b) waive conditions relating to the method (but not the timing) of the exercise of the Rights to the extent that such waiver does not materially adversely affect the interests of the Standby Purchaser.

15	Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

16	Counterparts. This Agreement may be executed in any number of counterparts and delivered by telecopy or electronic mail attachment, and each counterpart so executed and delivered shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

EDIETS.COM, INC.		ARIA MASTER FUND LTD.

By	/s/ Thomas Hoyer	By	/s/ Edward Latessa
Name: Thomas Hoyer		Name: Edward Latessa
Title: CFO		Title: Portfolio Manager